Exhibit 10.1

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”) dated August 12, 2024, by and between Signing Day Sports, Inc., a Delaware corporation (the “Company”), and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Seller”). Each of the Company and Seller are sometimes referred to in this Agreement individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Company desires an option to redeem the warrant that was issued by the Company to the Seller on May 16, 2024 to purchase up to 1,375,000 shares, and on June 18, 2024 to purchase up to 662,036 shares, of common stock, par value $0.0001 per share (“common stock”), of the Company, respectively, each at an initial exercise price of $0.30 per share, from the Seller (the “Subject Securities”), copies of which are attached hereto as Exhibit A.

B. The Seller desires to sell the Subject Securities to the Company at such option.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1. Purchase of the Subject Securities. During the period beginning on the date of this Agreement and continuing through February 12, 2025(the “Option Period”), the Company shall have the right, but not the obligation, to purchase from the Seller all or any portion of the Subject Securities (the “Transaction”) for up to an aggregate consideration of $100,000 (the “Purchase Price”), and the Seller shall have the obligation to sell to the Company the Subject Securities, subject to the terms and conditions hereof. If, during the Option Period, the Seller exercises any portion of the Subject Securities, then the Company shall have the right to purchase from the Seller the portion of the Subject Securities that has not been exercised for the Purchase Price reduced on a pro rata basis by the portion of the Subject Securities that was so exercised. If the Company elects to exercise its redemption option, the Company shall send written notice of the mandatory redemption (the “Redemption Notice”) to the Seller not less than five (5) business days prior to the date set forth in the notice for redemption (the “Redemption Date”). Each Redemption Notice shall state: (a) the number of Subject Securities held by the holder that the Company shall redeem on the Redemption Date specified in the Redemption Notice; and (b) the Redemption Date and the Purchase Price, which shall be $100,000 for all of the Subject Securities and prorated if less than all of the Subject Securities are acquired. Upon payment of the Purchase Price in accordance with the terms of this Agreement, the Seller shall have no further rights under the Subject Securities and the Company shall have no further obligations thereunder.

2. Acknowledgements; Representations, Warranties and Agreements by the Seller.

(a) The Seller owns and has all right, title and interest (legal and beneficial) in and to all of the Subject Securities. The Subject Securities are free and clear of any lien, pledge, claim, hypothecation, charge, mortgage, security interest, assessment, encumbrance or restriction of any nature, whether arising by agreement, operation of law, judicial order or otherwise (collectively, “Liens”), except as required by securities laws. Upon delivery and payment for the Subject Securities transferred pursuant hereto, the Company shall acquire valid and unencumbered title to such Subject Securities transferred pursuant hereto. The Seller has received all consents or waivers necessary to transfer the Subject Securities.

(b) The Seller has the right, power and authority to enter into and to perform the Seller’s obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) The Seller has not, at any time, taken or been the subject of any action that may have an adverse effect on the Seller’s ability to comply with or perform any of the Seller’s covenants or obligations under this Agreement. There is no proceeding pending, and to the Seller’s knowledge, no person has threatened to commence any proceeding, that may have an adverse effect on the ability of the Seller to comply with or perform any of the covenants or obligations under this Agreement. To the Seller’s knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding.

(d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority in any jurisdiction in any country on the part of the Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

(e) The Company is not and will not become obligated to pay any compensation to any broker, finder or financial adviser as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of the Seller.

(f) The Seller acknowledges that it is aware that the Company may have material nonpublic information (which may be either favorable or adverse) concerning the Company or the Subject Securities that has not been disclosed by the Company to the Seller.

(g) The Seller acknowledges that it has made its own investment analysis and decision to sell the Subject Securities and has had the opportunity to conduct its own investigation to the extent the Seller has deemed it necessary and desirable and, notwithstanding the foregoing, has determined, in consultation with counsel, that it is in the Seller’s best interests to sell the Subject Securities to the Company pursuant to the terms of this Agreement.

(h) The Seller acknowledges that it has not requested the Company to disclose any material or potentially material nonpublic information relating to the Company or the Subject Securities, and the Company has not done so. The Seller further acknowledges that neither the Company, nor any of the Company’s affiliates, nor any of their respective directors, officers, employees, agents, brokers, trustees or advisors (collectively, “Company Related Persons” and each a “Company Related Person”) has delivered any information or made any representation to the Seller, except as expressly set forth herein. The Seller also acknowledges that it is not relying upon any disclosure (or non-disclosure) made (or not made) by the Company or any Company Related Person in connection with the Transaction.

(i) The Seller acknowledges that any material nonpublic information may be indicative of a value of the Subject Securities that is substantially less or more than the Purchase Price reflected in the Transaction, or may be otherwise adverse to the Seller, and such material nonpublic information, if known to the Seller, could be material to the Seller’s decision to sell the Subject Securities. The Seller agrees that the Company shall not be obligated to disclose any material nonpublic information it may have, or have any liability with respect to such non-disclosure (to the extent any such liability is based on claims that the Seller knew or should have known existed before entering into the Transaction).

(j) The Seller agrees that it has and will have no claims (under any federal or state securities law or otherwise, to the extent permitted under applicable law) against the Company or any other Company Related Person in connection with or arising out of any failure of the Company or any other Company Related Person to disclose any material nonpublic information in connection with the Transaction. The Seller further agrees not to assert any such claim, and agrees to indemnify and hold harmless the Company and each other Company Related Person from, and to reimburse each such person for, any and all claims, suits, actions, proceedings, damages, losses, liabilities and expenses (including, without limitation, reasonable attorney’s fees and disbursements) that may be instituted or asserted against or incurred by the Company or any other Company Related Person arising out of or based upon any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any document delivered pursuant hereto, if the existence of such breach by Seller has been adjudicated by a court of law having proper jurisdiction and such adjudication is not subject to appeal.

(k) Except as may be required by law, the Seller agrees not to inform any other person that the Subject Securities were sold to the Company.

(l) The Seller is relying on this Agreement to engage in the Transaction and would not engage in the Transaction in the absence of this Agreement.

3. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts sitting in the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under the Subject Securities and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an action or proceeding to enforce any provisions of this Agreement, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(b) WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(d) Headings. The headings of sections of this Agreement are for convenience of reference and shall not be deemed to limit or affect any of the provisions hereof.

(e) Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

(f) Successors and Assigns; Non-assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns and heirs, executors, administrators and legal representatives as applicable. No Party may assign its rights and obligations hereunder without the prior written consent of the other Party.

(g) Breach. Notwithstanding anything to the contrary set forth herein, it is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(h) Entire Agreement. This Agreement constitutes the entire contractual understanding between the Parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter hereof. This Agreement may not be amended or otherwise modified except in writing duly executed by both of the Parties.

(i) Further Assurances. At the request of the Company after the Company’s payment of the Purchase Price or portion thereof, and without further consideration, the Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign to the Company for cancellation the Subject Securities or portion thereof that the Company has redeemed pursuant to the terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

Signing Day Sports, Inc.

By:	/s/ Daniel D. Nelson
Name:	Daniel D. Nelson
Title:	Chief Executive Officer

FirstFire Global Opportunities Fund, LLC

By:	FirstFire Capital Management LLC, its manager

By:	/s/ Eli Fireman
Name:	Eli Fireman

Signature Page to Redemption Agreement

EXHIBIT A

Subject Securities

(separately attached)